Exhibit 10.2

                             LETTER AGREEMENT



     This Letter Agreement (the "Letter Agreement") is entered into by and between RBF Deepwater Exploration Inc. ("RBF") and Conoco Development Company ("CDC") as of the 7th day of August, 1998. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Limited Liability Company Agreement between RBF and CDC dated October 28, 1996 as same has been amended by Amendments Nos. 1, 2, 3 and 4 (the "LLC Agreement").

Background

     RBF and CDC each own a Membership Interest in Deepwater Drilling L.L.C. ("Deepwater") and are the sole Members of Deepwater, all as further set out in the LLC Agreement. Deepwater is entering into a Participation Agreement dated as of July 30, 1998 by and among Deepwater; Deepwater Investment Trust 1998-A, as Investment Trust; Wilmington Trust FSB, not in its individual capacity, except as expressly stated therein, but solely as Investment Trustee; ABN AMRO Bank N.V., as Administrative Agent; Wilmington Trust Company, not in its individual capacity except as expressly provided therein, but solely as Charter Trustee; BA Leasing & Capital Corporation, as Documentation Agent; The Bank of Nova Scotia, as Syndication Agent; certain other financial institutions that are listed therein or that may thereafter become party thereto; and solely with respect to Sections 5.2 and 6.4 of such Participation Agreement, RBF Deepwater Exploration Inc. and Conoco Development Company, and related documents, including a Construction Supervisory Agreement, (all of such documents collectively referred to as the "Transaction Documents") with various parties, whereby Deepwater will have funds advanced to it in an amount up to US $260,000,000. The proceeds of such advances shall be used to: (i) repay Conoco Inc. (formerly Continental Oil Company) Charter Number 523126 ("Conoco"), amounts advanced by Conoco pursuant to the Credit Agreement dated October 31, 1996, between Deepwater and Conoco (as same may have been amended or extended from time to time, the "Credit Agreement"); (ii) repay amounts loaned to Deepwater by Bank of America National Trust and Savings Association pursuant to a Business Loan Agreement dated as of December 22, 1997 (as same may have been amended or extended from time to time, the "Loan"); (iii) fund amounts due the Builder under the shipbuilding contract previously entered into between Deepwater and the Builder on October 31, 1996, for the construction and purchase of the Builder's Hull No. 1220 (the "Shipbuilding Contract"); and (iv) fund the acquisition by Deepwater of certain buyer furnished equipment and/or services needed in connection with the construction of the Drillship.

     In connection with Deepwater entering into the Transaction Documents, Conoco has agreed to provide a Completion Guaranty to certain parties (the "Completion Guaranty") of certain of the obligations of Deepwater under the Transaction Documents, including the obligation of Deepwater in certain instances to repay the amounts advanced to Deepwater in accordance with the Transaction Documents.

Understanding and Agreement

     RBF and CDC hereby confirm and agree that the Completion Guaranty provided by Conoco in connection with the Transaction Documents is and will be considered a guaranty of the type and nature described in Section 5.2 of the LLC Agreement and that in accordance with Section 5.2, each of RBF and CDC will, upon the notice and within the time periods set out in Section 5.2, contribute to the Company its respective Sharing Ratio of any and all monies that may become due pursuant to the terms of the Completion Guaranty provided by Conoco in connection with the Transaction Documents. This understanding and agreement is also confirmed for and shall inure to the benefit of Conoco and any successor thereof.

     With respect to governing law and forums for dispute resolution, the parties hereby incorporate by reference Section 14.2 of the LLC Agreement as fully as if it was set out herein.

     This Letter Agreement is executed in duplicate originals.


RBF DEEPWATER EXPLORATION                CONOCO DEVELOPMENT
INC.                                     COMPANY

By:                                      By:

Name:                                    Name:

Title:                                   Title:


                              Acknowledgment

     Each of Conoco Inc. (formerly Continental Oil Company) Charter Number 523126 (with respect to any failure by CDC to meet its obligations under this Letter Agreement) and R&B Falcon Corporation (with respect to any failure by RBF to meet its obligations under this Letter Agreement) acknowledges that such failure constitutes an obligation for which indemnification is due within the scope of Section 1 of the Indemnification Agreement dated as of October 28, 1996, between Conoco Inc. and RB
Deepwater  Exploration Inc. (now named RBF Deepwater Exploration  Inc.)  or
Section 1 of the Indemnification Agreement dated as of April 24, 1998, between R&B Falcon Corporation and CDC, as the case may be, from time to time. This Acknowledgement is binding upon respective successors of each of Conoco Inc. (formerly Continental Oil Company) Charter Number 523126 and R&B Falcon Corporation.

Dated as of August 7, 1998.

CONOCO INC.                             R&B FALCON CORPORATION
(Formerly Continental Oil Company)
Charter Number 523126

By:                                     By:

Name:                                   Name:

Title:                                  Title: